Exhibit 99.1

2015 Annual Meeting of Stockholders Frisco Square, Frisco (Dallas), TXCChase park Plaza Hotel, St. Louis, MO Chase Park Plaza, St. Louis, MO

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; conflicts of interest arising out of our relationships with our advisor and its affiliates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; impairment charges; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Company Update

Since the 2014 Annual Meeting:

- Investment in remaining assets
  - 275-unit multifamily development project at Frisco Square under construction for Q1-2016 completion (90% interest)
  - Frisco Square structured parking garage
  - Chase Park Plaza improvements
- Appointed Tom Kennedy as president of the Company in April 2015
- Focus on disposing of remaining assets
  - Three assets within our Central Europe joint venture were sold leaving 19 properties
  - Las Colinas Commons is under contract and we expect a Q4 2015 close
  - 3rd party real estate brokers are engaged and are actively marketing:
    - Frisco Square mixed use (excluding the Ablon multifamily project under construction)
    - Northpoint Central
    - Northborough Tower

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

4
© 2015 Behringer Harvard

Portfolio Summary Occupancy Location 6/30/2015 Office Assets Las Colinas Commons (1) Irving, Texas 74% Northpoint Central Houston, Texas 96% Northborough Tower (2) Houston, Texas 100% Mixed Use Frisco Square - Office & Retail Frisco, Texas 94% Frisco Square - Multifamily Frisco, Texas 97% Ablon at Frisco Square Multifamily Frisco, Texas Under construction Hotel (3) Chase Park Plaza St. Louis, Missouri 68% Cordillera Edwards, Colorado 53% Land Royal Island Commonwealth of Bahamas n/a Joint Venture Central Europe Joint Venture (4) Czech Republic, Poland & Slovakia 95% (1) A 32,000 square foot tenant vacated in July 2015 and the occupancy as of 8/31/2015 is approximately 60%. The property is under contract for sale. (2) The Northborough Tower tenant vacated during the third quarter. The lease expires in April 2018. (3) Hotel Occupancy is for the 12 month period ending June 30, 2015. (4) The Company owns a 47.01% interest.

Portfolio Summary (cont.) Trailing Quarter Information ($ in thousands) Q2-2015 Q1-2015 Q4-2014 Q3-2014 Consolidated Assets Rental Revenue $ 5,134 $ 4,727 $ 5,112 $ 5,044 15134 Property Operating Expense $ 2,004 $ 1,889 $ 2,151 $ 1,831 6051 Hotel Revenue $ 9,947 $ 7,298 $ 8,110 $ 9,794 27131 Hotel Operating Expense $ 7,071 $ 6,324 $ 6,255 $ 6,941 19998 Central Europe Joint Venture (1) Rental Revenue $ 2,201 $ 2,243 $ 2,451 $ 2,650 8245 Operating Expense $ 520 $ 509 $ 603 $ 637 1884 (1) Revenues and operating expenses at 100%. (2) Central Europe Joint Venture has sold three assets as follows: Asset/Country Date Sale Price Net Proceeds to JV Brno Vin / Czech Republic Aug-14 €3.6 million €1.3 million Jysk / Hungary Feb-15 €0.7 million €0.2 million Modletice / Czech Republic Aug-15 €3.9 million €0.2 million

Funds from Operations Trailing Four Quarters ($ in thousands) For the Quarter Ended

Consolidated Debt Summary Debt-to-total assets (at book value) is 50% Weighted average interest rate is 5.5% The Company has unconditionally guaranteed up to $11.2 million related to the Frisco Square loan. The remaining loans are nonrecourse to the company, except for customary carve-outs. Notes Payable ($ in thousands) June 30, Interest Maturity Percentage Year to Description 2015 Rate Date of Total Maturity LIBOR +Base Pay rate Northborough Tower (1) 18,795 5.67% 01/11/16 12.0% 1.04 0.13 5.67% 5.67% 0.68% Royal Island 13,872 15.00% 10/10/16 8.8% 1.80 0.16 15.00% 15.00% 1.33% Northpoint Central 15,448 5.15% 05/09/17 9.8% 2.39 0.24 5.15% 5.15% 0.51% Las Colinas Commons 11,392 5.15% 05/09/17 7.3% 2.39 0.17 5.15% 5.15% 0.37% Chase Park Plaza Hotel and Chase - The Private Residences 62,500 5.0% 08/11/17 39.8% 2.65 1.05 4.95% 4.95% 1.97% The Ablon at Frisco Square 4,154 30-day LIBOR + 2.5%(2) 08/26/17 2.6% 2.69 0.07 0.19% 2.50% 2.69% 0.07% Frisco Square 30,841 30-day LIBOR + 3%(2) 02/01/18 19.6% 3.13 0.62 0.19% 3.00% 3.19% 0.63% $ 157,002 Weighted Avg Term 2.43 Weighted Average Rate 5.55% (1) Includes mark to market of $0.1 million (2) 30-day London Interbank Offer Rate ("LIBOR") was 0.19% at June 30, 2015

Unconsolidated Debt – Central Europe JV

(47.01% ownership)

Central Europe Loans (by Collateral Pool)	% of Total	Lender	Maturity Date	6/30/2015		fx 1.1094		
Logistics Michalovce	23.68%	Lone Star	Forbearance	€	12,604,162	$	13,983,057	(1)
Retail INEX Witawa	10.52%	Lone Star	Forbearance	€	5,599,720	$	6,212,329	(1)
Logistics Everet	2.84%	HSBC	3/31/2016	€	1,509,793	$	1,674,964	
Retail Fairway	19.96%	HSBC	3/31/2016	€	10,624,250	$	11,786,543	
Retail Alpha Plus	5.49%	CSOB	12/31/2016	€	2,922,942	$	3,242,712	
Logistics Cestlice	3.60%	CSOB	12/31/2016	€	1,917,804	$	2,127,612	
Retail CZ	14.52%	CSOB	12/31/2016	€	7,729,438	$	8,575,039	
Logistics Modletice	4.56%	Unicredit	9/30/2017	€	2,429,315	$	2,695,082	
Retail Beta Plus	7.43%	CSOB	12/31/2017	€	3,955,750	$	4,388,509	
Retail Ceske Budejovice	3.82%	CSOB	12/31/2017	€	2,034,306	$	2,256,859	
Retail Cerny Most	3.59%	Unicredit	12/31/2018	€	1,909,150	$	2,118,011	
	100.00%			€	53,236,630	$	59,060,717	

(1) In September 2015, the JV partner reached an agreement with Lone Star, which holds the loans for the Michalovce and Witawa assets. These loans matured in December 2012. Under the terms of the agreement, the Michalovce building will be sold for €13.2 million to an unrelated 3rd party. After closing costs and prorations, the joint venture should receive approximately €1 million from the sale and the lender will receive approximately €10.8 million. The unpaid portion of the debt will be extinguished. The Witawa asset is being marketed for sale by the lender and any proceeds from the sale will go to Lone Star and the remaining balance of the debt will be extinguished.

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

9
© 2015 Behringer Harvard

Strategy Review Focus on the orderly disposition of the remaining investment portfolio Manage remaining assets to create liquidity for shareholders Target the end of 2016, early 2017 for winding up the Company and making liquidating distributions Estimated share valuation (ESV) planned for first half of 2016 Chase Park Plaza, St. Louis, MO

Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Frisco Square Las Colinas Commons Northpoint Central Chase Park Plaza Hotel Portfolio Investments